051 Putnam Municipal Income Fund
9/30/03 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72 DD1

Class A		19,713
Class B		 4,187
Class C		   376

72 DD2

Class M		  291


73 A1

Class A		0.207365
Class B		0.181178
Class C		0.174845

73 A2

Class M		0.196447


74 U1

Class A		92,867
Class B		21,324
Class C		 2,017


74 U2

Class M		1,448


74 V1

Class A		8.70
Class B		8.70
Class C		8.70


74 V2

Class M		8.70